                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-35969) and the related Prospectus and in the Registration Statement (Form S-8 No. 33-99586) pertaining to the 1995 Equity Incentive Plan, Stock Options Issued Outside the 1995 Equity Incentive Plan, 1995 Employee Stock Purchase Plan, and the 1995 Non-Employee Directors' Stock Option Plan of DataWorks Corporation of our report dated January 31, 1997, with respect to the consolidated financial statements of DataWorks Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996 and our report dated February 19, 1997 with respect to the supplemental consolidated financial statements of DataWorks Corporation included in its Current Report on Form 8-K dated February 3, 1998, filed with the Securities and Exchange Commission.

                                                 ERNST & YOUNG LLP

San Diego, California
February 2, 1998